UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2013

VWR FUNDING, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-124100	56-2445503
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Matsonford Road P.O. Box 6660 Radnor, PA		19087
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (610) 386-1700

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On January 31, 2013 (the “Effective Date”), VWR Funding, Inc. (the “Company”) entered into an Incremental Amendment (the “Amendment”) to the Credit Agreement, dated as of June 29, 2007, as amended as of June 4, 2012 (as otherwise amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Company, VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the lenders from time to time party thereto (the “Lenders”) and Bank of America, N.A., as administrative agent and collateral agent.

Pursuant to the Amendment, the Company obtained $351.7 million of senior secured dollar term loans (the “Incremental Dollar Term Loans”) and €101.5 million of senior secured euro term loans (the “Incremental Euro Term Loans” and, together with the Incremental Dollar Term Loans, the “Incremental Term Loans”). The Incremental Dollar Term Loans bear interest at a rate of LIBOR plus a spread of 4.00% per annum (or base rate plus 3.00%) and the Incremental Euro Term Loans bear interest at a rate of LIBOR plus a spread of 4.25% per annum. Proceeds from the Incremental Terms Loans will be used to repay the portion of the Company’s existing dollar term loans and euro term loans that currently mature on June 29, 2014 (the “Non-Extended Term Loans”).

The final stated maturity of the Incremental Term Loans is April 3, 2017. In addition, the Amendment provides that in the event the Company prepays or refinances all or a portion of the Incremental Term Loans at any time prior to the first anniversary of the Effective Date with any new long-term financing incurred primarily for the purpose of repaying or refinancing the Incremental Term Loans at an effective interest cost or weighted average yield that is less than the interest cost or weighted average yield of the Incremental Term Loans (excluding any indebtedness incurred in connection with a change of control), a prepayment premium equal to 1% of the principal amount of Incremental Term Loans being prepaid or 1% of the principal amount of the Incremental Term Loans outstanding immediately prior to such amendment will be imposed on the Company.

The Incremental Term Loans are guaranteed by the same subsidiaries of the Company (the “Subsidiary Guarantors”) that guarantee the existing credit facilities under the Credit Agreement. The Incremental Term Loans and the guarantees thereof are secured by the same collateral of the Company and the Subsidiary Guarantors that secures the Company’s obligations under the Credit Agreement on a pari passu basis.

The Company paid customary fees to the arranger of this financing. The foregoing is a summary of the material terms of the Amendment, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1.

Section 2 — Financial Information

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information in Item 1.01 with respect to the Company’s direct financial obligations is incorporated herein by reference.

Section 9 — Financial Statements and Exhibits

Item 9.01. Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Incremental Amendment dated as of January 31, 2013 to the Credit Agreement dated as of June 29, 2007, as amended as of June 4, 2012 (as further amended, supplemented or otherwise modified from time to time) among VWR Funding Inc., VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the undersigned Lenders party hereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VWR Funding, Inc.

Date: February 1, 2013	By:	/s/ Theresa A. Balog
Name: Theresa A. Balog
Title: Vice President and Corporate Controller

EXHIBIT INDEX

Exhibit Number	Description

10.1	Incremental Amendment dated as of January 31, 2013 to the Credit Agreement dated as of June 29, 2007, as amended as of June 4, 2012 (as further amended, supplemented or otherwise modified from time to time) among VWR Funding Inc., VWR Investors, Inc., each of the Foreign Subsidiary Borrowers from time to time party thereto, each of the Subsidiary Guarantors, each of the undersigned Lenders party hereto, and Bank of America, N.A., as Administrative Agent and Collateral Agent